Exhibit 99.1

i-80 Gold Announces Voting Results from Its 2026 Annual Meeting of Shareholders

TORONTO, ON, June 23, 2026 – i-80 GOLD CORP. (NYSE: IAUX) (TSX: IAU) (“i-80” or the “Company”) is pleased to announce the results of its 2026 annual meeting of shareholders (the “Meeting”) held on June 23, 2026. A total of 509,632,021 common shares, representing approximately 60% of the Company’s outstanding common shares as at the April 27, 2026 record date, were represented at the Meeting. A summary of the results are as follows:

1.	Number of Directors

At the Meeting, shareholders approved setting the number of directors of the Company at nine.

2.	Election of Directors

All director nominees listed in the Company’s management information circular dated April 29, 2026, were elected as directors of the Company:

Director	Vote Type	Number of Votes	Percentage of Votes
John Begeman	For	388,875,987	98.8%
	Withheld	4,886,049	1.2%
Ronald Butler	For	392,569,235	99.7%
	Withheld	1,192,802	0.3%
Ron Clayton	For	389,949,107	99.0%
	Withheld	3,812,928	1.0%
Arthur Einav	For	374,761,634	95.2%
	Withheld	19,000,401	4.8%
Stephen Gottesfeld	For	392,773,748	99.7%
	Withheld	988,289	0.3%
Michael Jalonen	For	392,748,411	99.7%
	Withheld	1,013,626	0.3%
Cassandra Joseph	For	376,222,833	95.5%
	Withheld	17,539,204	4.5%
Steven Yopps	For	392,865,627	99.8%
	Withheld	896,410	0.2%
Richard Young	For	392,810,879	99.8%
	Withheld	951,157	0.2%

Mr. John Seaman did not stand for re-election at the Meeting, following which his service as a director concluded today. Mr. Seaman served as a director of the Company since its formation, contributing strategic guidance and insight during a period of significant growth and advancement for i-80 Gold.

“John has been a dedicated and engaged Board member whose experience and judgment have contributed positively to the Company’s development,” said Ron Clayton, Chairman of the Board. “On behalf of the Board and management team of i-80 Gold, I would like to thank John for his service and commitment, and we wish him all the best in his future endeavors.”

Mr. Clayton added, “I am pleased to welcome Stephen Gottesfeld to i-80 Gold. Stephen brings exceptional mining industry experience, with deep expertise in legal, governance, sustainability and external affairs matters within the sector. His leadership and relevant perspective will be valuable as we strengthen our governance and sustainability framework, and continue to advance our multi-asset development strategy towards creating a Nevada-focused mid-tier gold producer.”

Stephen Gottesfeld is an accomplished mining executive with nearly 30 years of global industry experience. He has extensive mining expertise in legal, environmental, sustainability, and governance matters across global exploration, project development, mine operations, and closure. Mr. Gottesfeld spent more than 25 years with Newmont Corporation where he served on the Executive Leadership Team for nearly a decade, including as Executive Vice President, Chief Sustainability and External Affairs Officer, and as Executive Vice President, General Counsel and Corporate Secretary, until his retirement in 2022. Prior to Newmont, Mr. Gottesfeld was an attorney at Holland & Hart, LLP.

He currently serves as a strategic advisor to Resolve, an independent NGO that delivers solutions to social, health, and environmental challenges, and its affiliate, Regeneration, which focuses on re-mining, reprocessing, and mine site restoration.

His prior Board experience includes Continental Gold, the Colorado Mining and National Mining associations, and the Board of Trustees of the Colorado Legal Aid Foundation. He holds a Juris Doctor from the University of Denver College of Law, a Masters in International Affairs from the University of Denver’s Graduate School of International Studies (Korbel School), and a Bachelor of Arts in Economics from Colorado College.

3.	Appointment of Auditor

Shareholders approved the reappointment of Grant Thornton LLP (USA) as the Company’s auditors and authorized the directors of the Company to fix their remuneration.

The voting results with respect to all matters voted upon at the Meeting will be filed on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.

About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company committed to building a mid-tier gold producer through a fully funded three-phase development plan to advance its high-quality asset portfolio. The Company is the fifth largest gold mineral resource holder in the state with a pipeline of high-grade multi-stage projects strategically located in Nevada’s most prolific gold-producing trends. Leveraging its central processing facility following an anticipated refurbishment, i-80 Gold is executing a hub-and-spoke regional mining and processing strategy to maximize efficiency and growth. i-80 Gold’s shares are listed on the NYSE (NYSE: IAUX) and the Toronto Stock Exchange (TSX: IAU). For more information, visit www.i80gold.com.

For further information, please contact:

Leily Omoumi – SVP Corporate Development & Strategy

Caterina De Rosa – VP Investor Relations

1.866.525.6450

info@i80gold.com

www.i80gold.com